UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	20-2027731
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

3235 Satellite Boulevard Building 400, Suite 290 Duluth, GA	30096
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:   333-155341  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of Class)

Item 1.     Description of Registrant's Securities to be Registered

Description of the Registrant’s common stock is set forth under “Description of Capital Stock” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-155341) as originally filed with the Securities and Exchange Commission on November 13, 2008 (the “Registration Statement”), and is hereby incorporated by reference in response to this Item.

Item 2.     Exhibits

3.1
Articles of Incorporation of Vystar Acquisition Corporation (now named Vystar Corporation) dated December 17, 2003 (as amended) (incorporated by reference to Vystar’s Registration Statement on Form S-1 originally filed on November 13, 2008, Registration Statement No. 333-155344)

3.2	Bylaws of Vystar Corporation (as amended) (incorporated by reference to Vystar’s Registration Statement on Form S-1 originally filed on November 13, 2008, Registration Statement No. 333-155344)
4.1
Specimen Certificate evidencing shares of Vystar common stock (incorporated by reference to Vystar’s Registration Statement on Form S-1 originally filed on November 13, 2008, Registration Statement No. 333-155344)

4.2
Form of Share Subscription Agreement and Investment Letter (First Private Placement) (incorporated by reference to Vystar’s Registration Statement on Form S-1 originally filed on November 13, 2008, Registration Statement No. 333-155344)

4.3
Form of Share Subscription Agreement and Investment Letter (Second Private Placement) (incorporated by reference to Vystar’s Registration Statement on Form S-1 originally filed on November 13, 2008, Registration Statement No. 333-155344)

4.4
Form of Vystar Corporation Investor Questionnaire and Subscription Agreement (Third Private Placement) (incorporated by reference to Vystar’s Registration Statement on Form S-1 originally filed on November 13, 2008, Registration Statement No. 333-155344)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Vystar Corporation
Date	August 6, 2009

By	/s/ William R. Doyle
William R. Doyle
Chairman, President and Chief Executive Officer